Exhibit 99.1

TheStreet Completes Strategic Sale Process by Entering into Agreement to be Acquired by Maven

•	TheStreet enters into a definitive merger agreement to be acquired by Maven
•	Transaction is culmination of strategic review of Company started over a year ago by the Board and its independent strategic committee
•	Total aggregate consideration to consist of the purchase price of $16.5MM cash, an excess cash distribution prior to closing and a contingent value right related to prior transaction escrow agreements still outstanding

NEW YORK, June 12, 2019 -- TheStreet, Inc. (Nasdaq: TST), a leading financial news and information company, today announced that it has entered into a definitive merger agreement (the “Agreement”) with TheMaven Inc., a coalition of content producers operating on a shared digital publishing, advertising and distribution platform (“TheMaven”), by which a subsidiary of TheMaven will acquire all of the outstanding common shares of TheStreet for $16.5 million in cash (the “Purchase Price”).

"This is a good outcome for TheStreet’s shareholders. For over a year we have had a strategic committee comprised entirely of independent directors tasked with evaluating strategic alternatives for the business with the assistance of a financial advisor. The first step was the successful sale of our RateWatch business in June 2018, followed by the sale of TheDeal and BoardEx which closed earlier this year, followed by a substantial distribution to our stockholders from the proceeds of those sales at the end of April. After taking into account the ongoing development needs and operating costs of the remaining consumer business as a stand-alone public company, we believe this agreement represents the best way to maximize value to TheStreet shareholders," said Eric Lundberg, Chief Executive Officer and Chief Financial Officer of TheStreet.

In addition to a pro-rata portion of the Purchase Price, stockholders of TheStreet will receive additional consideration in connection with the closing of the merger transaction consisting of, (1) a special cash distribution equal to the cash held by the Company immediately prior to the closing less any excluded liabilities as agreed to between the parties; and (2) a contingent value right, or CVR, which will entitle each holder to receive a pro-rata portion of the expected release of funds from the outstanding escrow agreements entered into by the Company in connection with the sale of each its RateWatch and BoardEx/TheDeal businesses.

Stockholders of TheStreet are expected to receive total cash consideration, including payments under the CVR, of $33.0 - $34.5 million, or $6.19 - $6.47 per share, which represents an average premium of 7.8% to 12.6%, respectively, over TheStreet's 7-day volume weighted average price of $5.74 as of June 11, 2019, the last trading day before the transaction announcement.

The Agreement was approved by a majority of TheStreet’s Board upon recommendation of the special committee of independent directors. The transaction is subject to the approval of a majority of the outstanding shares of common stock in TheStreet under Delaware law and is expected to be submitted for stockholder approval and close in the third quarter of 2019. The Board of Directors of TheStreet has recommended that the stockholders approve the merger agreement and the transactions contemplated by the merger agreement. No other regulatory approvals are expected to be required to complete the transaction.

There is no financing condition for the transaction. Concurrent with the signing of the Agreement, TheMaven, funded through debt financing fully committed by B Riley FBR, Inc., has deposited the Purchase Price into an escrow account with Citibank, N.A., as escrow agent, to be distributed to stockholders of TheStreet upon closing.

Moelis & Company LLC acted as the sole financial advisor to TheStreet on the transaction. Lake Street Capital Markets, LLC rendered a fairness opinion to the Board with respect to the Purchase Price and Orrick, Herrington & Sutcliffe LLP acted as legal advisor to TheStreet.

About TheStreet, Inc.

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company's flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years.

About Maven

Maven (maven.io) is a coalition of Mavens, including individual thought-leaders to world-leading independent publishers, operating on a shared digital publishing, advertising, and distribution platform and unified under a single media brand. Based in Seattle, Maven is publicly traded under the ticker symbol MVEN.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of TheStreet’s stockholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail or otherwise furnish the Proxy Statement to each stockholder entitled to vote at the meeting. Stockholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Stockholders may obtain, free of charge, copies of the Proxy Statement (if and when available) and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov), from the Company’s website at http://investor-relations.thestreet.com/investor-relations or by contacting the investor relations department of the Company at: TheStreet, Inc., Attn: Investor Relations, 14 Wall Street, New York, New York telephone (212) 321-5000.

Participation in the Solicitation

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K/A on filed with the SEC on April 30, 2019. To the extent that holdings of the Company’s securities by its directors and executive officers have changed since the amounts shown in Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our planned sale of the Company. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, failure of our stockholders to approve the sale, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts: Eric Lundberg, CEO and CFO, TheStreet, Inc., Eric.lundberg@thestreet.com